Exhibit 99.2
Contact: Michael P. Dickerson
Vice President of Finance
and Investor Relations
(859) 572-8684
General Cable Corporation Commences Tender Offer
for 9.5% Senior Notes, due 2010
     HIGHLAND HEIGHTS, KENTUCKY — March 6, 2007 — General Cable Corporation (the “Company”), (NYSE:BGC), announced today that it has commenced a tender offer for any and all of its 9.5% Senior Notes, due 2010 (CUSIP No. 369300 AC 2) (the “Notes”). Approximately $285.0 million in aggregate principal amount of the Notes are currently outstanding. In conjunction with the tender offer, the Company is soliciting the consent of the holders of a majority in aggregate principal amount of the outstanding Notes (the “Holders”) to eliminate substantially all of the restrictive covenants contained in the indenture governing the Notes. The terms and conditions of the tender offer and consent solicitation are set forth in an Offer to Purchase and Consent Solicitation Statement (the “Offer to Purchase”), dated March 6, 2007.
     Subject to certain conditions precedent described in the Offer to Purchase, Holders who validly tender Notes and deliver consents at or prior to 5:00 p.m., New York City time, on March 15, 2007, unless such time is extended (the “Consent Expiration”), will be entitled to receive the Total Consideration (as described below), which includes a consent payment of $30.00 per $1,000 principal amount of Notes (the “Consent Payment”), which we expect will be paid on or about March 21, 2007. Holders who validly tender Notes after the Consent Expiration but at or prior to 12:00 midnight, New York City time, on April 2, 2007, unless such time is extended (the “Expiration Time”), will be entitled to receive the Tender Consideration, which is equal to the Total Consideration less the Consent Payment. Tendered Notes and related consents may be withdrawn prior to the Consent Expiration. After the Consent Expiration, they may be withdrawn only under certain limited circumstances.
     The Total Consideration for each $1,000 principal amount of Notes validly tendered and accepted for payment pursuant to the Offer will be an amount equal to (i) the present value on the Payment Date of $1,047.50 per $1,000 principal amount of Notes (the redemption price payable for the Notes on November 15, 2007, the first date on which the Notes are redeemable at a fixed redemption price) and all scheduled interest payments on the Notes from the applicable payment up to November 15, 2007, calculated based on the assumption that the Notes will be redeemed in full on November 15, 2007, discounted on the basis of a yield to November 15, 2007 equal to the sum of (a) the yield to maturity on the 3.00% U.S. Treasury Notes due November 15, 2007, as calculated by the dealer manager in accordance with standard market practice, on the second business day immediately preceding the Consent Expiration, plus (b) 50 basis points, minus (ii) accrued and unpaid interest to, but not including, the applicable payment date being rounded to the nearest cent per $1,000 principal amount of the Notes. The Tender Consideration is equal to the Total Consideration minus the Consent Payment.
     All Notes accepted for payment will also receive accrued and unpaid interest up to, but excluding, the applicable payment date.
     The Company intends to finance the tender offer with a portion of the proceeds from a new debt financing (the “New Offering”). The Company’s obligation to accept for purchase and to pay the Total Consideration or Tender Consideration, as applicable, for each of the Notes validly tendered in the tender offer is subject to, and conditioned upon, the satisfaction of or waiver of the following: (i) the completion of the New Offering on terms and conditions satisfactory to the Company, and receipt by the Company on or before March 21, 2007, unless extended, of net proceeds from the New Offering sufficient to purchase all Notes pursuant to the Offer; (ii) the receipt of the requisite consents on or prior to the Consent Expiration from the holders of at least a majority in aggregate principal amount of the outstanding Notes and the execution of the Supplemental Indenture by the Company, the Guarantors and the Trustee; and (iii) certain other customary conditions.
     This press release does not constitute an offer to buy or the solicitation of an offer to sell any of the Notes, described above. The tender offer is being made only pursuant to the Offer to Purchase and related applicable Letter of Transmittal and Consent dated March 6, 2007. The Company has retained Goldman, Sachs & Co. to serve as the exclusive Dealer Manager and Solicitation Agent for the tender offer and D.F. King & Co., Inc. to serve as the Information Agent. Requests for documents may be directed to D.F. King & Co., Inc. by telephone at 800-714-3313 (toll-free). Questions regarding the tender offer and consent solicitation may be directed to Goldman, Sachs & Co. at 800-828-3182 (toll-free) or 212-357-0775.
     With nearly $3.7 billion of revenue and 7,900 associates, General Cable (NYSE:BGC) is a global leader in the development, design, manufacture, marketing and distribution of copper, aluminum and fiber optic wire and cable products for the energy, industrial, and communications markets. Visit our website at www.generalcable.com.
Certain statements in this press release, including without limitation, statements regarding future financial results and performance, plans and objectives, capital expenditures and the Company’s or management’s beliefs, expectations or opinions, are forward-looking statements. Actual results may differ materially from those statements as a result of factors, risks and uncertainties over which the Company has no control. Such factors include the Company’s ability to maintain access to the capital markets to finance( on terms favorable to the Company) the purchases of the notes tendered in the offer, reliance on dividends and other transfers from subsidiaries to repay indebtedness, ability to serve outstanding indebtedness, the Company’s failure to comply with covenants in existing and future financing arrangements, covenants contained in existing indebtedness that restrict the Company’s business operations, downgrade in the Company’s credit ratings, ability to repurchase outstanding notes, ability to pay the conversion price on convertible notes, the economic strength and competitive nature of the geographic markets that the Company serves; economic, political and other risks of maintaining facilities and selling products in foreign countries; changes in industry standards and regulatory requirements; advancing technologies, such as fiber optic and wireless technologies; volatility in the price of copper and other raw materials, as well as fuel and energy and the Company’s ability to reflect such volatility in its selling prices; interruption of supplies from the Company’s key suppliers; the failure to negotiate extensions of the Company’s labor agreements on acceptable terms; the Company’s ability to increase manufacturing capacity and achieve productivity improvements; the Company’s dependence upon distributors and retailers for non-exclusive sales of certain of the Company’s products; pricing pressures in the Company’s end markets; the Company’s ability to maintain the uncommitted accounts payable or accounts receivable financing arrangements in its European operations; the impact of any additional charges in connection with plant closures and the Company’s inventory accounting practices; the impact of certain asbestos litigation, unexpected judgments or settlements and environmental liabilities; the ability to successfully identify, finance and integrate acquisitions; the impact of terrorist attacks or acts of war which may affect the markets in which the Company operates; the Company’s ability to retain key employees; the Company’s ability to service debt requirements and maintain adequate domestic and international credit facilities and credit lines; the impact on the Company’s operating results of its pension accounting practices; the Company’s ability to avoid limitations on utilization of net losses for income tax purposes; volatility in the market price of the Company’s common stock all of which are more fully discussed in the Company’s Report on Form 10-K filed with the Securities and Exchange Commission on March 1, 2007, as well as any current and periodic reports filed with the Commission. The Company undertakes no obligation to release publicly the result of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events. The New Offering will not be registered under the Securities Act of 1933, as amended, or any state securities laws and as a result, such securities may not be offered or resold absent registration or an applicable exemption from registration under federal and applicable state securities laws.